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                                                                    Exhibit 16.1

                                 DE VISSER GRAY
                             CHARTERED ACCOUNTANTS

                                                    401 - 905 West Pender Street
                                                            Vancouver, BC Canada
                                                                         V6C1L6

                                                             Tel: (604) 687-5447
                                                             Fax: (604) 687-6737


September 30, 2005

Securities and Exchange Commission
Division of Corporate Finance
450 5th Street, NW
Washington, D.C. 20549-7010

Attention: Mellissa Campbell Duru

We were previously principal accountants for BPI Industries Inc. ("the Company") and we reported on the consolidated financial statements of the Company as of and for the years ended July 31, 2004 and 2003. On August 15, 2005, our appointment as principal accountants was terminated.

We have read the Company's statements included under the heading "Change of Auditor" of Amendment 3 to Form S1 and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement on whether or not the Company consulted with Meaden & Moore LLP regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

DE VISSER GRAY

/s/ De Visser Gray

Chartered Accountants